EXHIBIT 10.27
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                      AMENDMENT TO STOCK PURCHASE AGREEMENT
                                 BY AND BETWEEN

                     HEARTSOFT, INC. AND HI-TEL GROUP, INC.

         THIS AMENDMENT TO STOCK PURCHASE AGREEMENT (the "Amendment") is dated as of the 27th day of September, 2000, by and between HEARTSOFT, INC., a Delaware corporation (the "Company"), and HI-TEL GROUP, INC., a Florida corporation ("Purchaser").

                                    RECITALS

         WHEREAS, the Company and Purchaser executed that certain Stock Purchase Agreement dated March 1, 2000 (the "Stock Purchase Agreement") pursuant to which the Company issued to Purchaser seven hundred and seventy-five thousand (775,000) shares of Series A Convertible Preferred Stock of the Company (the "Preferred Stock") and a warrant to purchase two hundred thousand shares (200,000) of the Company's common stock (the "Warrant") in exchange for seven hundred and seventy-five thousand dollars ($775,000);

         WHEREAS, pursuant to Section 7.1 of the Stock Purchase Agreement, the Company agreed to file a registration statement under the Securities Act of 1933, as amended, for the common stock into which the Preferred Stock is convertible and the common stock underlying the Warrant (the "Registration Statement") and to cause the Registration Statement to become effective no later than August 1, 2000;

         WHEREAS, pursuant to 7.2 of the Stock Purchase Agreement, the Company agreed to pay to Purchaser $100,000 per month in common stock of the Company, valued as provided in the Stock Purchase Agreement, in the event that the Company did not cause the Registration Statement to become effective by August 1, 2000;

         WHEREAS, it has not been practicable for the Company to cause the Registration Statement to become effective by August 1, 2000 due to a number of factors, including, but not limited to, demands upon the financial and human resources of the Company in connection with the introduction of the Company's new Internet browser for children, Internet Safari(TM), the change of the Company's fiscal year from the period beginning April 1 and ending March 31 to the period beginning July 1 and ending June 30, and proceedings involving the Company before the Securities and Exchange Commission, which have now been resolved;

         WHEREAS, the parties desire to amend the Stock Purchase Agreement, among other things, to release the Company from and to eliminate any and all current and future liability that the Company might have to Purchaser under
Section 7.2 of the Stock Purchase Agreement in consideration of the issuance to Purchaser additional shares of the Company's common stock as provided herein;

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         NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Purchaser hereby amend the Stock Purchase Agreement as follows:

         1. Issuance of Common Stock. Subject to the terms and conditions hereof and in reliance on the respective representations and warranties of the parties herein, the Company agrees to issue to Purchaser, an additional three hundred thousand (300,000) shares of common stock of the Company, $0.0005 par value, all shares upon issuance and delivery to Purchaser to be duly authorized, validly issued, fully paid and nonassessable.

         2. Amendment of Stock Purchase Agreement.


         (a) The first sentence of Section 7.1 shall be amended to read in its entirety as follows:

                  7.1 Filing of Registration Statement. The Company will cause to be prepared and filed a registration statement relating to the Conversion Shares (as defined in Section 7.6) and the common stock underlying the Warrants (as described in Section
                  2) and cause such registration statement to become effective within a reasonable time after October 1, 2000.

         (b) Section 7.2 titled "Penalty Upon Failure to Register by August 1, 2000" is hereby deleted in its entirety and shall be of no force or effect. The Company and Purchaser agree that the deletion of this Section relates back to the March 1, 2000 and, as a result, no penalty has accrued under this Section and no penalties will accrue in the future under this Section.

         3. Terms of the Stock Purchase Agreement to be Incorporated by Reference. The following sections of the Stock Purchase Agreement are hereby incorporated by reference to this Amendment and have the same effect upon the parties with regards to the three hundred thousand (300,000) shares of the Company's common stock and the transaction contemplated herein as if such sections are a part of this agreement, except to the extent those sections are specifically amended herein:

         (a)      3.2 Organization and Good Standing;

         (b)      3.4 Authorization and No Violation;

         (c)      4. Representations and Warranties of the Purchaser;

         (d)      7. Registration Under Securities Act of 1933;

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         (e)      8. Listing;

         (f)      9. Legend on Share Certificates; and

         (g)      10. Notices.

         4. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Stock Purchase Agreement.

         5. Other Terms of Stock Purchase Agreement. Except for the amendments set forth herein, all other provisions of the Stock Purchase Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

         6. Counterparts. This Amendment may be executed in any number of counterparts, each signed by different persons and all of said counterparts together shall constitute one and the same instrument, and such instrument shall be deemed to have been made, executed and delivered on the date first hereinabove written, irrespective of the time or times when the same or any counterparts thereof actually may have been executed and delivered a counterpart thereof to the Company and Purchaser.

         7. Law Governing. This Amendment shall be construed and interpreted in accordance with and governed and enforced in all respects by the laws of the State of Delaware.












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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Stock Purchase Agreement as of the date first stated above.

                                  "Company"

                                  HEARTSOFT, INC.

                                  By:   /s/ Benjamin P. Shell
                                        ----------------------------------------
                                        Benjamin P. Shell
                                        Chief Executive Officer, President and
                                        Chairman of the Board

                                  "Purchaser"

                                  HI-TEL GROUP, INC.

                                  By:   /s/ Steven Hirsch
                                        ----------------------------------------
                                        Steven Hirsch
                                        President


















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